INVESTMENT PURCHASE AGREEMENT

THIS INVESTMENT PURCHASE AGREEMENT is dated and made for

reference effective as of the                     , 2010 (the "Effective Date").

BETWEEN:

BRAND NEUE CORP. with its address for notices at c/o 1210 — 777 Hornby Street Vancouver, BC V6Z 1S4

(the "Company");
OF THE FIRST PART
AND:

                                                                                          with the address

for notice hereunder at:

(the "Investor");

OF THE SECOND PART

(the Investor and the Company being hereinafter singularly also referred to as a "Party" and collectively referred to as the "Parties" as the context so requires).

WHEREAS:

A.
The Company is in the business of new product innovation dedicated to globally sourcing, developing, marketing, licensing and distributing innovative new products to global food service, retail, manufacturing and industrial application worldwide;

B.	The Company desires investment and the Investor has determined that he will participate with the Company on the terms of this Agreement; and

C.	The Investor is a sophisticated and accredited investor.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual promises, covenants and agreements herein contained, THE PARTIES HERETO COVENANT AND AGREE WITH EACH OTHER as follows:

Article 1

INVESTMENT PURCHASE

1.1          Investment Purchase. The Investor hereby purchases and the Company hereby sells and agrees to deliver a certificate or certificates for                                                   common shares (the "Purchased Shares") of the Company in consideration of the payment by the Investor of $0.50US per Purchased Share for an aggregate price of                                               US (the "Purchase Price").

1.2          The Company hereby agrees to pay to the Investor certain fees from revenue generated (the "Fee") as follows:

(a)
Upon the Company generating revenue, the Fee payable by the Company to the Investor shall consist of 75% of Gross Profit from Product Sales after Deduction of Direct Expenses (GPPSR), pro rated subject to the portion of the Purchase Price relative to the entire amount.

(b)	The 75% Fee shall be paid quarterly until such time as the Fee payments are the equivalent of the Purchase Price paid by the Investor, upon which the Fee payments shall be considered paid in full.

1.3          Investor Acknowledgment. None of the Purchased Shares to which this Investment Purchase Agreement relates have been registered under the United States Securities Act of 1933, as amended (the "1933 Act"), or any U.S. State securities laws, and, unless so registered, none may be offered or sold in the United States or to U.S. Persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state securities laws.

1.4          Repurchase Option. The Investor hereby grants to the Company the option (the "Option") to purchase, subject to the terms and conditions of this Agreement, up to one-half of the Investors Purchased Shares at $1.00 per share (the "Option Price").

The term (the "Option Term") of the Option shall commence on the date of this Agreement and shall expire on the first anniversary of the date of this Agreement (the "Expiration Date").

On or before the Expiration Date, the Option may be exercised, from time to time, in whole or in part (but for the purchase of whole shares only), by delivery of a written notice (the "Notice") from the Company to the Investor, which Notice shall:

(a)	state that the Company elects to exercise the Option;

(b)	state the number of shares with respect to which the Option is being exercised (the "Optioned Shares");

(c)
state the date upon which the Company desires to consummate the purchase of the Optioned Shares (which date must be prior to the termination of such Option and no later than 30 days from the delivery of such Notice);

(d)	Payment of the Option Price for the Optioned Shares shall be made by delivery of cash, money order or a certified check to the order of the Investor in an amount equal to the Option Price; and

(e)
The Investor shall deliver stock certificate(s) duly endorsed for transfer in the name of the Company (or their nominee or assigns) for the Optioned Shares as soon as practicable after receipt of the Notice and payment of the aggregate Option Price for such Shares.

Article 2

WARRANTIES AND REPRESENTATIONS BY THE COMPANY

2.1           Warranties and Representations by the Company. In order to induce the Investor to enter into and consummate this Agreement, the Company hereby warrants to, represents to and covenants with the Investor, with the intent that the Investor will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the Company's knowledge, information and belief, after making due inquiry:

(a)
upon delivery of the Purchased Shares the Investor will be the 100% percent owner of the Purchased Shares without claim or lien by any other party and the Purchased Shares will be validly issued and outstanding and fully paid and non- assessable in the capital of the Company and the Purchased Shares will be free and clear of all liens, charges and encumbrances and delivered hereby to the Investor solely and to the exclusion of all other parties and claims;

(b)
subject to the Investor qualifying as an accredited investor, there are no claims of any nature whatsoever affecting the rights of the Company to transfer and deliver the Purchased Shares to the Investor and such sale will not impose any restrictions, penalties or other adverse effects on the Purchased Shares other than as apply by law of general application including any hold periods imposed by applicable legislation or regulator; and

(c)	this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

Article 3

WARRANTIES AND REPRESENTATIONS BY THE INVESTOR

3.1     Warranties and Representations by the Investor. In order to induce the Company to enter into and consummate this Agreement, the Investor hereby warrants to, represents to and covenants with the Company, with the intent that the Company will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the Investor's knowledge, information and belief, after making due inquiry:

(a)	The Investor has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby;

(b)
The Investor realizes that the investment purchase is a speculative purchase and that the Investor is able, without impairing the Investor's financial condition, to  effect the same. The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the prospective investment. The Investor is an accredited investor and has no requirement for regulatory approvals or over-sight for this investment. The Investor agrees that the Purchased Shares shall be subject to a one year hold  period; and

(c)
the Investor shall employ best efforts, due diligence, and good faith in the performance of this Agreement and shall conduct and conclude this Agreement with the intent of effecting the objectives hereof to the fullest extent and in accordance with the intention of this Agreement.

Article 4

CONFIDENTIAL INFORMATION AND INVESTOR QUALIFICATION

4.1          Confidential Information. No information in respect to the Company, the Parties or this Agreement shall be published or disclosed to third parties by any Party without the prior written consent of the other Party, but such consent in respect of the reporting of factual data shall not be unreasonably withheld, and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities or corporation laws or as would be required to acquire the approvals necessary or desirable to this Agreement.

4.2          Investor Qualification. The Investor represents, warrants, acknowledges and agrees to and with the Company that:

(a)	the Investor is a U.S. Person;

(b)
the Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the transactions detailed in this Investment Purchase Agreement and it is able to bear the economic risk of loss arising from such transactions;

(c)
the Investor is acquiring the Purchased Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Purchased Shares in the United States or to U.S. Persons; provided, however, that the Investor may sell or otherwise dispose of any of the Purchased Shares pursuant to registration thereof pursuant to the 1933 Act, and any applicable State securities laws or if an exemption from such registration requirements is available or registration is otherwise not required under this 1933 Act;

(d)	the Investor satisfies one or more of the categories indicated below (check appropriate box):

Category 1: An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Purchased Shares, with total assets in excess of US $5,000,000;

Category 2: A natural person whose individual net worth, or joint net worth with that person's spouse, on the date of purchase exceeds US $1,000,000;

Category 3: A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person's spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

Category 4: A "bank" as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors;

Category 5: A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States);

Category 6: A director or executive officer of the Company;

Category 7: A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Purchased Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act; or

Category 8: An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories; and

(e)
the Investor is not acquiring the Purchased Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

4.3.          The Investor acknowledges and agrees that:

(a)	if the Investor decides to offer, sell or otherwise transfer any of the Purchased Shares, it will not offer, sell or otherwise transfer any of such securities, directly or indirectly, unless:

(i)	the sale is to the Company;

(ii)
the sale is made pursuant to the exemption from the registration requirements under the 1933 Act provided by Rule 144 there under if available and in accordance with any applicable state securities or "Blue Sky" laws; or

(iii)
the Purchased Shares are sold in a transaction that does not require registration under the 1933 Act or any applicable U.S. state laws and regulations governing the offer and sale of securities, and it has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company;

(b)
the Investor has not acquired the Purchased Shares as a result of, and will not itself engage in any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Purchased Shares; provided, however, that the Investor may sell or otherwise dispose of any of the Purchased Shares pursuant to registration of any of the Purchased Shares pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(d)
upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable U.S. State laws and regulations, the certificates representing any of the Purchased Shares will bear a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM

REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

(e)	the Company may make a notation on its records or instruct the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described herein;

(f)
commencing on the first anniversary of the Closing one-quarter of the Purchased Shares shall be released to the Investor, and an additional one-quarter released at the end of each three month period thereafter, until all Purchased Shares have been released.

(g)
the Investor, if an individual, is a resident of the state or other jurisdiction disclosed as its address in the recitals of this Investment Purchase Agreement, or if the Investor is not an individual, the office of the Investor at which the Investor received and accepted the offer to acquire the Purchased Shares is the address listed in the recitals of this Investment Purchase Agreement.

Article 5

NOTICE

5.1          Notice. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be delivered to the Party or Parties entitled to receive the same, at the address for such Party or Parties specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof.

5.2          Change of Address. Any Party may at any time and from time to time notify the other Party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

Article 6

GENERAL PROVISIONS

6.1          Entire Agreement. This Agreement constitutes the entire agreement between the Parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Agreement.

6.2          Enurement. This Agreement will enure to the benefit of and will be binding upon the Parties, their respective heirs, executors, administrators and permitted assigns.

6.3          Time of the Essence. Time will be of the essence of this Agreement.

6.4          Further Assurances. The Parties hereto hereby, jointly and severally, covenant and agree to forthwith, upon request, execute and deliver, or cause to be executed and delivered, such further and other deeds, documents, assurances and instructions as may be required by the Parties hereto or their respective counsel in order to carry out the true nature and intent of this Agreement.

6.5          Invalid Provisions.     If any provision of this Agreement is at any time unenforceable or invalid for any reason it will be severable from the remainder of this Agreement and, in its application at that time, this Agreement will be construed as though such provision was not contained herein and the remainder will continue in full force and effect and be construed as if this Agreement had been executed without the invalid or unenforceable provision.

6.6          Counterparts. This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary and may be signed by facsimile, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the Effective Date as set forth on the front page of this Agreement.

IN WITNESS WHEREOF the Parties have hereunto set their hands and seals in as of the Effective Date.

BRAND NEUE CORP.

Authorized Signatory	Investor